Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117811 of MannKind Corporation on Form S-8 of our reports relating to the financial statements of MannKind Corporation and management’s report on the effectiveness of internal control over financial reporting dated March 15, 2006, appearing in the Annual Report on Form 10-K of MannKind Corporation for the year ended December 31, 2005.

/s/  Deloitte & Touche LLP

Los Angeles, California
March 15, 2006